EXHIBIT 32.2

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Larrea BioSciences Corporation, formerly known as Sonic Media Corp. on Form 10-QSB for the period ending January 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, James A. Johnson, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully  complies with the  requirements  of section 13 (a) or 15
      (d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: September 20, 2005


/s/ James A. Johnson
------------------------
James A. Johnson,
Chief Financial Officer


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